

<ARTICLE>                     5
<LEGEND>
     This Amended and Restated Schedule  contains summary financial  information extracted from the consolidated  financial statements of Brightpoint,  Inc.
     (the  "Company")  as of,  and for the three  months  ended  March 31,  1996 included  in the  Company's  Quarterly  Report on Form 10Q for the  Quarter
     ended  March  31,  1996 as  adjusted  to  give  effect  to the  transaction referenced  in  footnote  1  below  and is  qualified  in its  entirety  by reference to such financial statements and such adjustments <F1>

</LEGEND>

<PERIOD-TYPE>                   3-MOS
<FISCAL-YEAR-END>                              DEC-31-1996
<PERIOD-END>                                   MAR-31-1996
<CASH>                                               3,000
<SECURITIES>                                             0
<RECEIVABLES>                                   78,262,000
<ALLOWANCES>                                             0
<INVENTORY>                                     48,400,000
<CURRENT-ASSETS>                               129,036,000
<PP&E>                                           4,278,000
<DEPRECIATION>                                           0
<TOTAL-ASSETS>                                 134,843,000
<CURRENT-LIABILITIES>                           66,564,000
<BONDS>                                                  0
<PREFERRED-MANDATORY>                                    0
<PREFERRED>                                              0
<COMMON>                                          106,000
<OTHER-SE>                                      67,785,000
<TOTAL-LIABILITY-AND-EQUITY>                   134,843,000
<SALES>                                        112,960,000
<TOTAL-REVENUES>                               112,960,000
<CGS>                                          105,032,000
<TOTAL-COSTS>                                  105,032,000
<OTHER-EXPENSES>                                         0
<LOSS-PROVISION>                                         0
<INTEREST-EXPENSE>                                 184,000
<INCOME-PRETAX>                                  4,067,000
<INCOME-TAX>                                     1,165,000
<INCOME-CONTINUING>                              2,902,000
<DISCONTINUED>                                           0
<EXTRAORDINARY>                                          0
<CHANGES>                                                0
<NET-INCOME>                                     2,902,000
<EPS-PRIMARY>                                            0<F2>
<EPS-DILUTED>                                            0<F2>


<F1> The  data  included in  this Schedule includes information derived from the
Consolidated Balance Sheets and the Consolidated Statements of Income from the Company's historical financial statement periods presented in it's Quarterly Report on Form 10Q for the Quarter Ended March 31, 1996. The financial information included in this financial data schedule has been restated to reflect the acquisition by the Company of the Allied Companies in June 1996 pursuant to a business combination accounted for using the pooling of interests method. The financial information contained in this schedule also has been adjusted retroactively, where applicable, to give effect to the Company's 3-2 stock split of its Common Stock to be effected in the form of a 50% stock dividend payable on December 16, 1996 to stockholders of record on November 25, 1996.

<F2> Historical  restated  net income  amounts  are not  presented  because such information is not meaningful as the Company was not a taxpaying entity on a consolidated basis for the period presented. Pro form primary and fully diluted earnings per share amounts that includes an estimate of income tax amounts that the Company would have incurred had they been a taxpaying entity are $0.15 and $0.15, respectively.
